Exhibit 3.25
STATE OF DELAWARE
CERTIFICATE OF REVIVAL OF
A DELAWARE LIMITED LIABILITY COMPANY
PURSUANT TO TITLE 6, SEC. 18-1109

1.	Name of the Limited Liability Company Custom Nutriceutical Laboratories, LLC

2.	Date of the original filing with the Delaware Secretary of State: December 21, 2010

3.	The name and address of the Registered Agent is
The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801
New Castle County

4.	(Insert any other matters the members determine to include herein.)

5.	This Certificate of Revival is being filed by one or more persons authorized to Execute and file the Certificate of Revival.

In witness whereof, the above named Limited Liability Company does hereby certify that the Limited Liability Company is paying all annual Taxes, penalties and interest due to the State of Delaware.

By:	/s/ Michael Casid
Authorized Person

Name:	Michael Casid
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STATE OF DELAWARE
CERTIFICATE OF RESIGNATION
OF REGISTERED AGENT WITHOUT APPOINTMENT
OF A SUCCESSOR REGISTERED AGENT

Pursuant to the provisions of Section 18-104 of the Title 6 of the Delaware Limited Liability Company Act, the undersigned agent for service of process, in order to resign as agent without appointment of a successor agent, hereby certifies that:

1.	The name of the Limited Liability Company is: CUSTOM NUTRICEUTICAL LABORATORIES, LLC

2.	The name of the resigning agent is Registered Agent Solutions, Inc.

3.
That written notice of resignation was given to affected Limited Liability Company at least 30 days prior to the filing of the certificate by mailing or delivering such notice to the Limited Liability Company at its address last known to the registered agent on 5/29/2011.

IN WITNESS WHEREOF, the undersigned agent has caused this certificate to be signed on its behalf by its officer(s) this 7th day of July A.D. 2011.

Registered Agent Solutions, Inc.

By:	/s/ Shannon McCarty
Registered Agent

Name:	Shannon McCarty
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Title:	Authorized Person

STATE OF DELAWARE
CERTIFICATE OF FORMATION
FOR
CUSTOM NUTRICEUTICAL LABORATORIES, LLC

The undersigned, being an authorized person for the purposes of forming a limited liability company under the Delaware Limited Liability company Act, Chapter 18, Title 6, Delaware Code, Section 18-101 et seq. (the “Act”), hereby certifies pursuant to Section 18-201(a) of the Act, as follows:
ARTICLE I
The name of the limited liability company is Custom Nutriceutical Laboratories, LLC.
ARTICLE II
The address of its registered office in the State of Delaware is 32 W. Loockerman Street, Suite 201, Dover, DE 19904, Kent County. The name of its registered agent at such address is Registered Agent Solutions, Inc.
ARTICLE III
Management of the limited liability company shall be vested in one or more Managers in accordance with the company’s written operating agreement.

This Certificate of Formation was duly executed in accordance with and is being filed pursuant to the provisions of Section 18-201 of the Act.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 21, 2010.

/s/ Theodore Casey
Theodore Case, Organizer

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation fir formed is Texas.

2.)	The jurisdiction immediately prior to filing this Certificate is Texas.

3.)	The date the corporation first formed is June 19, 1998.

4.)	The name of the Corporation immediately prior to filing this Certificate is Custom Nutriceutical Laboratories, Inc.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Custom Nutriceutical Laboratories, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on December 21, 2010.

By:	/s/ Theodore Casey
Authorized Person

Name:	Theodore Casey
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